EXHIBIT 99.3

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF ENDEAVOUR INTERNATIONAL CORPORATION OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET IS AN ADMISSION OF FACT OR LIABILITY OR SHALL BE DEEMED BINDING ON ANY OF THE DEBTORS OR THE RSA CREDITOR PARTIES. THIS TERM SHEET CONTAINS MATERIAL NONPUBLIC INFORMATION AND, THEREFORE, IS SUBJECT TO FEDERAL SECURITIES LAWS.

ENDEAVOUR INTERNATIONAL CORPORATION, ET AL.

CHAPTER 11 PLAN TERM SHEET

This non-binding term sheet (the “Term Sheet”) describes the material terms of a proposed chapter 11 plan of reorganization (the “Plan”) for Endeavour International Corporation (“EIC”) and certain of its subsidiaries (collectively, the “Company”). This Term Sheet does not constitute a contractual commitment of any party but merely represents the proposed terms for a restructuring of the Company’s capital structure and is subject in all respects to the negotiation, execution and delivery of definitive documentation, including entry into an acceptable restructuring support agreement (the “RSA”) between the Company and certain of its creditors (collectively, the “RSA Creditor Parties”). This Term Sheet does not include a description of all the relevant terms and conditions of the restructuring contemplated herein.

This Term Sheet shall not constitute an offer to buy, sell or exchange for any of the securities or instruments described herein. It also shall not constitute a solicitation of the same. Further, nothing herein constitutes a commitment to exchange any debt, lend funds to any of the Debtors, vote in a certain way or otherwise negotiate or engage in the transactions contemplated herein.

This Term Sheet is strictly confidential and may not be shared with anyone other than its intended recipients. It is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Transaction Overview

Debtors:	Endeavour International Corporation, Endeavour Operating Corporation (“EOC”), Endeavour Colorado Corporation (“END Colorado”), END Management Company, Endeavour Energy New Ventures Inc. and Endeavour Energy Luxembourg S.à r.l. (“END LuxCo”) (collectively, the “Debtors”).

Endeavour International Holding B.V. (“BV”) and its subsidiaries (other than END LuxCo) will not file for chapter 11 protection (collectively, the “Non-Debtors”).

Chapter 11 Plan:	The Debtors will propose a chapter 11 plan that implements all of the terms set forth in this Term Sheet.

Debt to be Restructured:

$404 million in principal plus all other amounts outstanding under the 12% First Priority Notes due March 1, 2018 issued pursuant to that certain Indenture dated February 23, 2012 (the “March 2018 Notes Indenture”) between EIC, as issuer, and Wells Fargo, National Association, as trustee (the “March 2018 Notes”; all holders of such March 2018 Notes, the “March 2018 Noteholders”).

$150 million in principal plus all other amounts outstanding under the 12% Second Priority Notes due June 1, 2018 issued pursuant to that certain Indenture dated February 23, 2012 (the “June 2018 Notes Indenture”) between EIC, as issuer, and Wilmington Trust, National Association, as trustee (the “June 2018 Notes,” together with the March 2018 Notes, the “2018 Notes”); all holders of such June 2018 Notes, the “June 2018 Noteholders,” and together with the March 2018 Noteholders, the “2018 Noteholders”).

$83.7 million in principal plus all other amounts outstanding under the Bonds issued pursuant to that certain Trust Deed (the “7.5% Convertible Bonds Trust Deed”) dated January 24, 2008 for the issuance of $40 million of 11.5% (later reduced to 7.5%) Guaranteed Convertible Bonds due 2014 (later extended to 2016) between END LuxCo, as issuer, and BNY Corporate Trustee Services Limited, as trustee (the “7.5% Convertible Bonds”; all holders of such 7.5% Convertible Bonds, the “7.5% Convertible Bondholders”).

$135 million in principal plus all other amounts outstanding under the Notes issued pursuant to that certain Indenture (the “5.5% Convertible Notes Indenture”) dated July 22, 2011 for the issuance of 5.5% Convertible Senior Notes due 2016 between EIC, as issuer, and Wilmington Savings Fund Society, FSB, as indenture trustee (the “5.5% Convertible Notes”; all holders of such 5.5% Convertible Notes, the “5.5% Convertible Noteholders”).

$17.5 million in principal plus all other amounts outstanding under the Notes issued pursuant to that certain Indenture (the “6.5% Convertible Notes Indenture”) dated March 2, 2014 for the issuance of 6.5% Convertible Senior Notes due 2016 between EIC, as issuer, and Wilmington Savings Fund Society, FSB, as indenture trustee (the “6.5% Convertible Notes”; all holders of such 6.5% Convertible Notes, the “6.5% Convertible Noteholders”).

None of the indebtedness or other obligations of the Non-Debtors will be affected by the restructuring, including the $440 million in principal plus interest and any other amounts outstanding under the amended and restated term loan facility entered into by and between certain of the Non-Debtors and Credit Suisse AG dated September 30, 2014 (the “EEUK Term Loan”).

Treatment of Claims

Administrative Expense Claims (including 503(b)(9) Claims):	Payable in full in cash on the effective date of a chapter 11 plan of reorganization (the “Effective Date”) or on such other terms as agreed between the Debtors and the holder thereof, subject to the reasonable consent of the requisite majority of each class of RSA Creditor Parties (collectively, the “Requisite Creditors”).

Unclassified – Non-Voting

Priority Tax Claims:	Payable in deferred cash payments over a period not longer than five (5) years after the Petition Date or on such other terms as agreed between the Debtors and the holder thereof, subject to the reasonable consent of the Requisite Creditors.

Unclassified – Non-Voting

Other Priority Claims:	Payable in full in cash on the Effective Date or on such other terms as agreed between the Debtors and the holder thereof, subject to the reasonable consent of the Requisite Creditors.

Unimpaired – Deemed to Accept

Other Secured Claims:	On the Effective Date, all allowed secured claims (“Other Secured Claims”) shall be paid in full in cash, receive delivery of collateral securing any such claim and payment of any interest requested under section 506(b) of the Bankruptcy Code, or be treated on such other terms as agreed between the Debtors and the holder thereof, subject to the reasonable consent of the Requisite Creditors. The aggregate amount of Other Secured Claims shall not exceed an amount to be reasonably agreed upon by the Debtors and the Requisite Creditors.

Impaired – Entitled to Vote. The Debtors reserve the right to argue at confirmation that the Other Secured Claims are unimpaired.

March 2018 Notes:	On the Effective Date, all of the March 2018 Notes shall be canceled, and each March 2018 Noteholder shall receive, on account of its allowed claim in respect of such March 2018 Notes, such March 2018 Noteholder’s pro rata share of:

(i) $262.5 million in new notes (the “Reorganized EIC Notes”) due March 31, 2020. The Reorganized EIC Notes shall have the following terms:

(A) The Reorganized EIC Notes shall be redeemable at par at any time without premium or penalty.

(B) The Reorganized EIC Notes shall bear interest at the rate of 9.75%, to be paid semi-annually, which interest shall be payable, at the reorganized Debtors’ option, in cash or payment-in-kind and in cash from and after the time the EEUK Term Loan is refinanced.

(C) The Reorganized EIC Notes shall be guaranteed by (1) the same guarantors that guarantee the March 2018 Notes, (2) any future domestic subsidiary of reorganized EIC and (3) any other subsidiary of reorganized EIC that is not already a guarantor of the Reorganized EIC Notes and which guarantees any other indebtedness of reorganized EIC or any guarantor of the Reorganized EIC Notes.

(D) The Reorganized EIC Notes shall be secured to the same extent as the March 2018 Notes, including, without limitation, by (1) 65% of the equity interests of any first tier foreign subsidiary and (2) promissory notes or other indebtedness owed by any foreign subsidiary to reorganized EIC or any domestic subsidiary thereof, provided that as to that certain intercompany note dated May 31, 2012, between Endeavour Energy U.K. Limited and EOC (the “Intercompany Note”), the Company may (i) reduce the principal amount of the Intercompany Note to match the principal amount of the Reorganized EIC Notes, (ii) change the interest rate of the Intercompany Note to not less than the interest rate of the Reorganized EIC Notes and/or (iii) change the maturity date of the Intercompany Note to not later than the maturity date of the Reorganized EIC Notes.

(E) The Reorganized EIC Notes shall (1) prohibit the sale of production payments and incurrence of additional indebtedness by reorganized EIC and its subsidiaries, subject to such exceptions as may be agreed to by the ad hoc committee of 2018 Noteholders (the “Ad Hoc Prepetition Noteholders Group”), and (2) limit forward sales of hydrocarbons to not more than $25 million of forward sales outstanding at any time.

(F) The Reorganized EIC Notes shall be governed by an indenture and form of note that is substantially similar to the indenture and note governing the March 2018 Notes except as expressly provided in this term sheet and with such other changes (i) as may be agreed by the Ad Hoc Prepetition Noteholders Group and the Company, and (ii) as may be reasonably acceptable to the other Requisite Creditors collateral securing the Reorganized EIC Notes shall be substantially similar to the collateral documents with respect to the March 2018 Notes.

-and-

(ii) Such March 2018 Noteholders’ pro rata share of the Series A convertible preferred equity of reorganized EIC and having an aggregate liquidation preference of $196.1 million (the “Series A Convertible Preferred”).

The Series A Convertible Preferred to be issued to the March 2018 Noteholders shall (i) pay dividends quarterly at a rate of 3.5% per annum in cash or additional Series A Preferred at the option of the Company, (ii) initially be convertible into 66.30% of the common equity of reorganized EIC at the holders’ option within (5) years of the Effective Date, and thereafter if not mandatorily redeemed (in each case without regard to the then current stock price) and (iii) be mandatorily redeemable five (5) years after the Effective Date in cash for an amount equal to the aggregate liquidation preference plus the amount of any accrued and unpaid dividends. If the Company does not mandatorily redeem the Series A Convertible Preferred on the fifth (5) anniversary of the Effective Date, from and after such date, (a) the cumulative dividends shall accrue and be paid (in the manner provided above) at the rate of 5.5% per annum and (b) the holders of the Series A Convertible Preferred shall at all times have the right to appoint an additional member to the Board of Directors.

For the avoidance of doubt, the distribution to March 2018 Noteholders will be in full satisfaction of all of the March 2018 Noteholders’ claims.

For the further avoidance of doubt, in the event that additional EIC common equity is issued following the Effective Date that reduces the percentage of common equity held by the June 2018 Noteholders, the 7.5% Convertible Bondholders or the Convertible Noteholders, the percentage of common stock into which the Series A Convertible Preferred shall be converted or by which it can be redeemed shall be proportionately reduced.

Impaired – Entitled to Vote

June 2018 Notes:	On the Effective Date, all of the June 2018 Notes shall be canceled, and each June 2018 Noteholder shall receive, on account of its allowed claim in respect of such June 2018 Notes:

(i) such June 2018 Noteholder’s pro rata share of the Series A Convertible Preferred Equity of reorganized EIC having an aggregate liquidation preference of $41.4 million.

The Series A Convertible Preferred to be issued to the March 2018 Noteholders shall (i) pay dividends quarterly at a rate of 3.5% per annum in cash or additional Series A Preferred at the option of the Company, (ii) initially be convertible into 14.00% of the common equity of reorganized EIC at the holders’ option within (5) years of the Effective Date, and thereafter if not mandatorily redeemed (in each case without regard to the then current stock price) and (iii) be mandatorily redeemable five (5) years after the Effective Date in cash for an amount equal to the aggregate liquidation preference plus the amount of any accrued and unpaid dividends. If the Company does not mandatorily redeem the Series A Convertible Preferred on the fifth (5) anniversary of the Effective Date, from and after such date, (a) the cumulative dividends shall accrue and be paid (in the manner provided above) at the rate of 5.5% per annum and (b) the holders of the Series A Convertible Preferred shall at all times have the right to appoint an additional member to the Board of Directors.

-and-

(ii) such June 2018 Noteholder’s pro rata share of 2.74% of the common equity of reorganized EIC.

For the avoidance of doubt, the distribution to June 2018 Noteholders will be in full satisfaction of all of the June 2018 Noteholders’ claims.

For the further avoidance of doubt, in the event that additional EIC common equity is issued following the Effective Date that reduces the percentage of common equity held by the June 2018 Noteholders, the 7.5% Convertible Bondholders or the Convertible Noteholders, the percentage of common stock into which the Series A Convertible Preferred shall be converted or by which it can be redeemed shall be proportionately reduced.

Impaired – Entitled to Vote

7.5% Convertible Bonds:	On the Effective Date, all of the 7.5% Convertible Bonds shall be canceled, and each 7.5% Convertible Bondholder shall receive, on account of its allowed claim in respect of such 7.5% Convertible Bonds, such 7.5% Convertible Bondholder’s pro rata share of 8.72% of the common equity of reorganized EIC on a fully-diluted basis assuming full conversion of the Series A Convertible Preferred into common equity.

The 7.5% Convertible Bondholders shall also receive customary minority stockholder protections as reasonably agreed to among the RSA Creditor Parties and the right to appoint one (1) director of reorganized EIC. All remaining directors of reorganized EIC will be appointed by the holders of Series A Convertible Preferred.

For the avoidance of doubt, the distribution to 7.5% Convertible Bondholders will be in full satisfaction of all of the 7.5% Convertible Bondholders’ claims. Impaired – Entitled to Vote

Convertible Notes:	On the Effective Date, all of the 5.5% Convertible Notes and the 6.5% Convertible Notes (collectively, the “Convertible Notes”; all holders of such Convertible Notes, the “Convertible Noteholders”) shall be canceled.

Each holder of the Convertible Notes shall receive, on account of its allowed unsecured claim in respect of such Convertible Notes (each, a “Convertible Notes Claim”), its pro rata share of 8.24% of the common equity of reorganized EIC on a fully-diluted basis assuming full conversion of the Series A Convertible Preferred.

The holders of Convertible Notes Claims shall also receive customary minority stockholder protections as reasonably agreed to among the RSA Creditor Parties.

For the avoidance of doubt, the distribution to Convertible Noteholders will be in full satisfaction of all of the Convertible Noteholders’ claims.

Impaired – Entitled to Vote

General Unsecured Claims (excluding Convenience Claims):	On the Effective Date, each holder of a general unsecured claim not otherwise specifically classified herein shall receive, on account of its allowed unsecured claim (each, a “General Unsecured Claim”), its pro rata share of a de minimis amount of the common equity of reorganized EIC or such other treatment as may be agreed upon. The aggregate amount of General Unsecured Claims shall not exceed $12,000,000.

Impaired – Entitled to Vote

Convenience Claims:	On account of their claims, the holders of all non-priority, general unsecured claims allowed in the amount of $[•] or less that are not otherwise classified herein (the “Convenience Claims”) shall receive cash in the amount of their allowed Convenience Claims on the Effective Date.
Unimpaired – Deemed to Accept

Intercompany Claims:	All intercompany claims between and among EIC and its direct and indirect subsidiary Debtors shall be reinstated or compromised by EIC, as the case may be, consistent with its business plan; provided that each intercompany claim held by a non-debtor shall receive no less favorable treatment than other holders of general unsecured claims.

Impaired – Entitled to Vote

Preferred Equity Interests:	All existing shares of preferred equity interests in EIC shall be extinguished as of the Effective Date, and owners thereof shall receive no distribution on account of such equity interests.

Impaired – Deemed to Reject

Equity Interests:	All existing shares of stock, options, warrants and common equity interests in EIC shall be extinguished as of the Effective Date, and owners thereof shall receive no distribution on account of such stock, options, warrants and equity interests.

Impaired – Deemed to Reject

Corporate Governance

Shareholder Agreement and Other Corporate Organizational Documents:	The 7.5% Convertible Bondholders and the Convertible Noteholders shall also receive customary minority stockholder protections as reasonably agreed to among the RSA Creditor Parties. These minority protections do not represent a concession or agreement that the reorganized debtors will become or remain a private company for any substantial period of time, and the parties will continue to discuss in good faith to create and/or maintain shares registered with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended) on terms to be agreed, with an aspiration toward a public listing of such shares within a period of time to be agreed. The RSA Creditor Parties agree to discuss in the negotiations the following minority stockholder protections:

(a) Information Rights.

(b) Tag-Along, Drag-Along, Preemptive and Registration Rights.

(c) Affiliate transaction protections.

(d) Independent Director requirement and the right of the holders of the common equity to participate in the selection thereof.

Board of Directors of Reorganized EIC:	The 7.5% Convertible Bondholders shall receive the right to appoint one (1) director of reorganized EIC, and all remaining directors of reorganized EIC will be appointed by the holders of Series A Convertible Preferred.

Indemnification of Directors:	The documents describing corporate governance shall provide for the indemnification of the reorganized Company’s directors to the fullest extent permitted by law.

General Provisions

Allowance of Claims:	The Debtors stipulate to the allowance of claims under (i) the March 2018 Notes Indenture in the principal amount of $404.0 million, plus interest, fees and charges provided for under the March 2018 Notes Indenture, (ii) the June 2018 Notes Indentures in the principal amount of $150.0 million, plus interest, fees and charges provided for under the June 2018 Notes Indenture, (iii) the 7.5% Convertible Bonds Trust Deed in the principal amount of $83.7 million, plus interest, fees and charges provided for under the 7.5% Convertible Bonds Trust Deed, (iv) the 5.5% Convertible Notes Indenture in the principal amount of $135.0 million, plus interest, fees and charges provided for under the 5.5% Convertible Notes Indenture and (v) the 6.5% Convertible Notes Indenture in the principal amount of $17.5 million, plus interest, fees and charges provided for under the 6.5% Convertible Notes Indenture.

Merger or Liquidation:	END Management Company and Endeavour Energy New Ventures Inc. shall be merged or liquidated into EOC, subject to confirming the tax implications of such merger or liquidation.

Management Incentive Plan:	To be decided by the board of directors of reorganized EIC and to be implemented after the Effective Date, a management incentive plan that provides some combination of cash, options, and/or other equity-based compensation to the management of the reorganized EIC of up to [•]% of the common equity of reorganized EIC, which shall dilute all of the equity otherwise contemplated to be issued by this Term Sheet.

Tax Issues:	The Company shall seek to implement the restructuring in a tax efficient manner.

Reincorporation:	EIC shall be reincorporated in Delaware.

Release and Related Provisions

Exculpations:	The Debtors and the RSA Creditor Parties and each of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives (each solely in its capacity as such), shall be exculpated from liability for their actions in connection with these chapter 11 cases, with customary carve-outs for gross negligence and willful misconduct.

Releases:	The Debtors and the RSA Creditor Parties and each of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives (each solely in its capacity as such), shall be released from liability for all claims or causes of action, known or unknown, relating to any prepetition date acts or omissions.

Director and Officer Indemnification:	Any obligations of the Debtors pursuant to their organizational documents to indemnify current and former officers, directors, agents, and/or employees (i) shall not be discharged or impaired by confirmation of the Plan and (ii) shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan.

Director and officer insurance will continue in place for the directors and officers of all of the Debtors during these chapter 11 cases on existing terms. After the Effective Date, the reorganized Debtors shall not terminate or otherwise reduce the coverage under any director and officer insurance policies (including any “tail policy”) then in effect. To the extent permitted under applicable law, current directors and officers are to receive first access to available insurance. Directors and officers shall be indemnified by reorganized EIC to the extent of such insurance.

Discharge:	A full and complete discharge shall be provided in the Plan.

Injunction:	Ordinary and customary injunction provisions shall be included in the Plan.

Conditions

Closing Conditions:	This restructuring shall be subject to (i) the execution of definitive documentation mutually acceptable to the parties to the RSA, (ii) the entry of an order confirming the Plan, which order is not subject to a stay of execution, (iii) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and (iv) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors or the RSA Creditor Parties to be necessary to implement the Plan and that are required by law, regulation or order.